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                                                                EXHIBIT 8.1

                 [Letterhead of Appleby, Spurling & Kempe]

                                                             5 August, 1999

Global Crossing Ltd.
Wessex House,
Hamilton,
Bermuda

Dear Sirs,

Re: Global Crossing Ltd. (the "Company")

  We have acted as your legal counsel in Bermuda and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission ("SEC"), Washington D.C. 20549 of a Registration Statement on Form S-4 of the Company (File No. 333-82657) and related documents in relation to the convening of the Annual General Meeting of the Shareholders of the Company, and the approval by the Shareholders of a proposed merger between Frontier Corporation and a wholly-owned subsidiary of the Company.

  For the purposes of this opinion we have examined and relied upon the documents listed in the First Schedule to this opinion (the "Documents") and unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

  In stating our opinion we have assumed:

    (a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

    (b) the genuineness of all signatures on the Documents;

    (c) the authority, capacity and power of each of the persons signing the Documents; and

    (d) that any factual statements made in any of the Documents are true, accurate and complete.

Opinion

  Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement under the heading "The Merger-- Certain federal income tax and Bermuda tax consequences" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations

We have the following reservations:

    (a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

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    (b) Where an obligation is to be performed in a jurisdiction other than
  Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

  We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

  We also consent to the reference to our Firm under the captions "Legal Matters," "The Merger-- Certain federal income tax and Bermuda tax consequences" and "Service of Process and Enforcement of Liabilities" in the Registration Statement.

  This opinion is being furnished to you in connection with the filing of the Registration Statement with the SEC and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

  This opinion is governed by and is to be construed in accordance with Bermuda law.

                                          Yours faithfully,

                                          /s/ Appleby Spurling & Kempe
                                        ----------------------------------------

                                             Appleby Spurling & Kempe


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                                 FIRST SCHEDULE

1. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company.

2. A certified copy of the "Foreign Exchange Letter", dated 1st July, 1999, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

3. A certified copy of the "Tax Assurance", dated 24th March, 1998, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

4. Registration Statement on Form S-4 (File No. 333-82657) of the Company and Pre-Effective Amendment No. 1 thereto (the "Registration Statement").


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